Exhibit 10.4

Carl Pelletier, P.Geo., B.Sc.

lnnovexplo Inc. - Experts-Conseils-Mines et Exploration 560-B 3ieme avenue, Val d'Or, Quebec, Canada, J9P 1S4 Tel: (819) 874-0447 x222

Fax: (819) 874-0379

Email carl.pelletier@innovexplo.com

CONSENT of AUTHOR

TO:

United States Securities and Exchange Commission

I, Carl Pelletier, P.Geo., B.Sc., do hereby consent to the filing of the written disclosure of the technical report titled, NI 43-101 Technical Report and Mineral Resources Estimates on the Discovery Project, dated May 5th 2006 and revised May 11th, 2006 (the "Technical Report") and to the filing of the Technical Report with the securities regulatory authorities referred to above.

This letter is solely for your information in connection with the filing of the Technical Report, and is not to be referred to in whole or In part for any other purpose.

Dated this 13Th' day of

Stamped by Carl Pelletier P.Geo, Quebec.

Carl Pelletier. P.Geo.

Nameof Qualified Person